UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2011
Spirit AeroSystems Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (316) 526-9000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
We have made the following organizational changes, effective July 21, 2011:
Richard (Buck) Buchanan, our Senior Vice President and Chief Operations Officer, has been assigned to the position of Senior Vice President, Advanced Projects, where he will focus on a number of strategic initiatives.
Michael G. King, our Senior Vice President/General Manager, Fuselage Systems, has assumed the position of Senior Vice President and Chief Operations Officer. Among his responsibilities will be overseeing the operations of Spirit Europe and our Kinston, North Carolina facility. Mr. King was promoted to Senior Vice President/General Manager, Fuselage Systems in 2009. From 2005 to 2009, he served as our Senior Vice President/General Manager, Propulsion Systems. Prior to 2005, Mr. King was employed by Boeing Wichita, beginning as a machinist in 1980 and rising to director of the Strut, Nacelle and Composite Responsibility Center of Boeing’s commercial airplane division.
John Lewelling, our Senior Vice President/General Manager, Wing Systems, has been assigned to the position of Senior Vice President, Corporate Strategy.
Item 9.01 Financial Statements and Exhibits
(d) Exhibit 99.1 Press release dated July 21, 2011
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2011.	SPIRIT AEROSYSTEMS HOLDINGS, INC.
	By:	/s/ Michelle A. Russell
		Name:	Michelle A. Russell
		Title:	Senior Vice President, General Counsel and Secretary